UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 23, 2006

(Exact name of registrant as specified in its charter)

Delaware	01-09300	58-0503352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 .  Entry into a Material Definitive Agreement.

On October 23, 2006 the company awarded 3,570 Deferred Stock Units to each of the following nonemployee directors:  Fernando Aguirre, James E. Copeland, Jr., Calvin Darden, J. Trevor Eyton, Gary P. Fayard, Irial Finan, Marvin J. Herb, L. Phillip Humann, Donna James, Summerfield K. Johnston III and Paula R. Reynolds.

The deferred stock will vest on April 1, 2007, assuming continued service on the board of directors.

The form of the award agreement is filed herewith as Exhibit 10.1.

Item 8.01.  Other Events.

Amendment of Directors' Deferred Compensation Plan

On October 24, 2006, the company amended, effective as of January 1, 2005, the Deferred Compensation Plan for Nonemployee Directors to expand the plan's forms of distribution and to comply with the provisions of Section 409A of the Internal Revenue Code.

The plan is filed herewith as Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

10.1	Form of Director Deferred Stock Unit Award agreement
10.2	Deferred Compensation Plan for Nonemployee Directors (As Amended and Restated Effective January 1, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: October 27, 2006	By:	/S/ E. LISTON BISHOP III
E. Liston Bishop III Vice President, Secretary and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Director Deferred Stock Unit Award agreement
10.2	Deferred Compensation Plan for Nonemployee Directors (As Amended and Restated Effective January 1, 2005)